2014-12-17, 18:00:17, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Dyment.F	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2578246
Security designation	Common Shares
Opening balance of securities held	123100
Date of transaction	2014-12-15
Nature of transaction	10-Acquisition or disposition in the public market
Number or value or securities	3500
Acquired
Unit price or exercise price	3.3700	Currency	Canadian Dollar

Closing balance of securities held	126600	Insider’s
		calculated
		balance
Filing date/time	2014-11-25
	17:54:05 EST
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Dyment.F	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2578262
Security designation	Common Shares
Opening balance of securities held	126600
Date of transaction	2014-12-16
Nature of transaction	10-Acquisition or disposition in the public market
Number or value or securities	11500
Acquired
Unit price or exercise price	3.3613	Currency	Canadian Dollar

Closing balance of securities held	138100	Insider’s
		calculated
		balance
Filing date/time	2014-12-17
	18:00:15 EST
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities